EX-99.n.2

                              JNL Variable Fund LLC
                            JNL Variable Fund III LLC
                             JNL Variable Fund V LLC
                            JNLNY Variable I Fund LLC

                               MULTIPLE CLASS PLAN

         This Multiple Class Plan (this "Plan") has been approved pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), by a majority of the Managers of each of the above-named, series-type, registered open-end management investment companies (the "Companies," and each a "Company"), with respect to each of the Companies' investment portfolios (each a "Fund") shown on Schedule A hereto, as amended from time to time.

     1. CLASS DESIGNATIONS. Each Fund is authorized to issue from time to time the following classes of shares:

                                     Class A
                                     Class B

     2. CLASS A SHARES. Class A Shares of a Fund will be offered for sale subject to a 12b-1 Fee pursuant to the Fund's Rule 12b-1 Plan. For purposes hereof, a "12b-1 Fee" refers to the fee authorized under the applicable Fund's Rule 12b-1 Plan, pursuant to Rule 12b-1 under the 1940 Act, that reflects the use of a portion of a Fund's assets to finance shareholder services or certain activities expected directly or indirectly to result in the sale of the Fund's shares. Imposition of the 12b-1 Fee is subject to any required approval by the applicable Company's Board of Managers and/or affected Class A Fund shareholders.

     3. CLASS B SHARES. Class B Shares of a Fund will be offered for sale without being subject to a 12b-1 Fee.

     4. RELATIVE RIGHTS AND OBLIGATIONS. Each class of shares of a Fund will represent interests in the same portfolio of investments of the Fund and will have in all respects the same rights and obligations as each other class of the Fund, except as otherwise provided herein. Each class of shares may be subject to different investment minimums and other conditions of eligibility as may be described in the prospectus for the particular class of shares, as from time to time in effect.

     5. CLASS EXPENSES. Each class of shares of a Fund will pay all of the expenses of an arrangement for shareholder services or the distribution of shares or both that is specific to that class, including the fees and expenses of any plan adopted pursuant to Rule 12b-1 relating to the particular class (including the expenses of obtaining shareholder approval of any such plan or amendment thereto) and any shareholder or administrative services plan relating to the particular class but not adopted under Rule 12b-1; and each class may, to the extent practicable, pay a different share of other expenses (excluding advisory or custodial fees or other expenses related to the management of the Fund's assets), if such other expenses are actually incurred in a different amount by that class or the class receives services of a different kind or to a different degree than other classes, including any incremental transfer agency fees attributable to the particular class and, consistent with rulings and other published statements of position of the Internal Revenue Service, any expenses of the Fund's operations that are directly attributable to the particular class.

     6. INCOME, GAIN, AND LOSSES AND FUND-WIDE EXPENSES. Income, gain, and losses and expenses not allocated to a particular class of shares of a Fund will be allocated in accordance with Rule 18f-3(c) or any successor provision. As a result of differences in allocated expenses, it is expected that the net income of, and dividends payable to, each class of shares will vary. Dividends and distributions paid to each class will be calculated in the same manner, on the same day and at the same time.

     7. WAIVERS AND REIMBURSEMENTS. Expenses may be waived or reimbursed by a Fund's adviser, underwriter or any other provider of services to the Fund.

     8. CONVERSION FEATURES. Shares of one class of a Fund may not be converted into shares of another class of the same Fund.

     9. EXCHANGE PRIVILEGES. Shares of each class of a Fund may be exchanged for shares of the same class of another Fund or, if the other Fund has only one class of shares, for shares of that class, but in either case only to the extent otherwise permitted as described in the prospectus for the particular class of shares, as from time to time in effect.

     10. VOTING RIGHTS. Each class of shares of a Fund will have (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

     11. AMENDMENTS. All material amendments to this Plan must be approved pursuant to Rule 18f-3 by a majority of the Managers of each Company, including a majority of the Managers who are not interested persons of the Company.



Adopted: February 18, 2004

                                   SCHEDULE A

                              Investment Portfolios


JNL VARIABLE FUND LLC:

JNL/Mellon Capital Management The DowSM 10 Fund (formerly known as JNL/Curian The DowSM 10 Fund)
JNL/Mellon Capital Management The DowSM 5 Fund (formerly known as JNL/Curian The DowSM 5 Fund)
JNL/Mellon Capital Management The S&P(R) 10 Fund (formerly known as JNL/Curian The S&P(R) 10 Fund)
JNL/Mellon Capital Management Global 15 Fund (formerly known as JNL/Curian Global 15 Fund)
JNL/Mellon Capital Management 25 Fund (formerly known as JNL/Curian 25 Fund)
JNL/Mellon Capital Management Select Small-Cap Fund (formerly known as JNL/Curian Small-Cap Fund)
JNL/Mellon Capital Management Communications Sector Fund (formerly known as JNL/Curian Communications Sector Fund)
JNL/Mellon Capital Management Consumer Brands Sector Fund (formerly known as JNL/Curian Consumer Brands Sector Fund)
JNL/Mellon Capital Management Energy Sector Fund (formerly known as JNL/Curian Energy Sector Fund)
JNL/Mellon Capital Management Financial Sector Fund (formerly known as JNL/Curian Financial Sector Fund)
JNL/Mellon Capital Management Pharmaceutical/Healthcare Sector Fund (formerly known as JNL/Curian
  Pharmaceutical/Healthcare Sector Fund)
JNL/Mellon Capital Management Technology Sector Fund (formerly known as JNL/Curian Technology Sector Fund)

JNL VARIABLE FUND III:

JNL/Mellon Capital Management The DowSM 10 Fund (formerly known as JNL/Curian The DowSM 10 Fund)

JNL VARIABLE FUND V:

JNL/Mellon Capital Management The DowSM 10 Fund (formerly known as JNL/Curian The DowSM 10 Fund)

JNLNY VARIABLE I FUND LLC:

JNL/Mellon Capital Management The DowSM 10 Fund (formerly known as JNL/Curian The DowSM 10 Fund)
JNL/Mellon Capital Management The S&P(R) 10 Fund (formerly known as JNL/Curian The S&P(R) 10 Fund)
JNL/Mellon Capital Management Global 15 Fund (formerly known as JNL/Curian Global 15 Fund)
JNL/Mellon Capital Management 25 Fund (formerly known as JNL/Curian 25 Fund)
JNL/Mellon Capital Management Select Small-Cap Fund (formerly known as JNL/Curian Small-Cap Fund)
JNL/Mellon Capital Management Communications Sector Fund (formerly known as JNL/Curian Communications Sector Fund)
JNL/Mellon Capital Management Consumer Brands Sector Fund (formerly known as JNL/Curian Consumer Brands Sector Fund)
JNL/Mellon Capital Management Energy Sector Fund (formerly known as JNL/Curian Energy Sector Fund)
JNL/Mellon Capital Management Financial Sector Fund (formerly known as JNL/Curian Financial Sector Fund)
JNL/Mellon Capital Management Pharmaceutical/Healthcare Sector Fund (formerly known as JNL/Curian
  Pharmaceutical/Healthcare Sector Fund)
JNL/Mellon Capital Management Technology Sector Fund (formerly known as JNL/Curian Technology Sector Fund)